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                                                                    EXHIBIT 99.4

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of October 25, 2001 (the "Agreement"), is entered into by and between HOMESEEKERS.COM, INCORPORATED a Nevada corporation (the "Grantor") and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Secured Party"), pursuant to the terms of that certain Credit Agreement, dated as of even date herewith (as modified, supplemented or amended from time to time, the "Credit Agreement"), by and between the Grantor and the Secured Party. Unless the context indicates otherwise, capitalized terms used herein without definition shall have the meanings given them in the Credit Agreement.

                                     W I T N E S S E T H:

        WHEREAS, the Grantor desires to incur Loans under the Credit Agreement;

        WHEREAS, it is a condition precedent to the incurrence of Loans under the Credit Agreement that the Grantor shall have executed and delivered to the Secured Party this Agreement;

        WHEREAS, the Grantor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

        NOW, THEREFORE, in consideration of the benefits to the Grantor, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby makes the following representations and warranties to the Secured Party and hereby covenants and agrees with the Secured Party as follows.

                                    ARTICLE I

                               SECURITY INTERESTS

        1.1 Grant of Security Interests.

            (a) As security for the prompt and complete payment and performance when due of all of its obligations under the Credit Agreement (the "Obligations"), the Grantor does hereby grant to the Secured Party a continuing security interest of first priority in, all of the right, title and interest of the Grantor in, whether now existing or hereafter from time to time acquired, all of the assets of Borrower currently owned or acquired hereafter, including, but not limited to all accounts, chattel paper, the commercial tort claims identified in Exhibit A, deposit accounts, documents, equipment, general intangibles, goods, instruments, investment property, letter of credit rights, letters of credit, money and any proceeds (including insurance proceeds) or income derived from the disposition of any assets of the Grantor (all of the above, collectively, the "Collateral").

            (b) The security interest of the Secured Party under this Agreement extends to all Collateral of the kind described in preceding clause (a) which the Grantor may acquire at any time during the continuation of this Agreement.

        1.2 Power of Attorney. The Grantor hereby constitutes and appoints the Secured Party its true and lawful attorney, irrevocably, with full power upon the occurrence of an Event of Default (in the name of the Grantor or otherwise) and the continuance thereof beyond any applicable grace


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period to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Secured Party may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

        The Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

        2.1 Necessary Filings. All filings, registrations and recordings (including the recordation of the security interest granted hereunder in Patents and Trademarks (both as defined below) in the applicable patent or trademark registries) necessary or appropriate to create, preserve, protect and perfect the security interest granted by the Grantor to the Secured Party hereby in respect of the Collateral have been accomplished (or will be accomplished upon the appropriate filings) and the security interest granted to the Secured Party pursuant to this Agreement in and to the Collateral constitutes a valid and enforceable perfected security interest therein superior and prior to the rights of all other persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

        2.2 No Liens. The Grantor is, and as to Collateral acquired by it from time to time after the date hereof the Grantor will be, the owner of all Collateral free from any Lien or other right, title or interest of any Person (other than Liens created hereby), and the Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Party.

        2.3 Other Financing Statements. There is no financing statement (or similar statement or instrument of registration, including patent or trademark registrations, under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral and so long as the Loan Agreement has not been terminated or any of the Obligations remain unpaid, the Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration, including patent or trademark registrations, under the law of any jurisdiction) or statements relating to the Collateral, except financing statements, including patent or trademark registrations, filed or to be filed in respect of and covering the security interests granted hereby by the Grantor.

        2.4 Chief Executive Office; Records. The chief executive office of the Grantor is located at 6490 S. McCarran, Suite D-30, Reno, Nevada 89509. The Grantor shall not establish a new location for such offices until (i) it shall have given to the Secured Party not less than 45 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Secured Party, to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.


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        2.5 Location of Collateral. The Grantor agrees that all tangible
Collateral now held or subsequently acquired by it shall be kept at (or shall be in transport to) its chief executive offices as identified in Section 2.4 above. The Grantor may establish a new location for the tangible Collateral only if (i) it shall have given to the Secured Party prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Secured Party may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Secured Party to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

        2.6 Recourse. This Agreement is made with full recourse to the Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Grantor contained herein, in the Loan Agreement and otherwise in writing in connection herewith or therewith.

                                   ARTICLE III

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

        3.1 Additional Representations and Warranties. The Grantor represents and warrants that it is the true and lawful exclusive owner of the trademarks listed in Exhibit B (the "Marks") and that the Marks constitute all the trademarks registered in the United States Patent and Trademark Office and all foreign trademark registries that the Grantor now owns or uses in connection with its business. The Grantor represents and warrants that it owns or is licensed to use all the Marks. The Grantor further warrants that it is aware of no third party claim that any aspect of the Grantor's present or contemplated business operations infringes or will infringe any trademark.

        3.2 Future Registered Marks. If any mark registration issues hereafter to the Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or an applicable foreign registry, within 30 days of receipt of such certificate the Grantor shall deliver a copy of such certificate, and a grant of security in such mark, to the Secured Party, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

        3.3 Remedies. If an Event of Default shall occur and be continuing, the Secured Party may, by written notice to the Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of the Grantor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Secured Party, in which case the Grantor agrees to execute an assignment in form and substance satisfactory to the Secured Party of all its rights, title and interest in and to the Marks to the Secured Party; (ii) take and use or sell the Marks and the goodwill of the Grantor's business symbolized by the Marks and the right to carry on the business and use the assets of the Grantor in connection with which the Marks have been used; and (iii) direct the Grantor to refrain, in which event the Grantor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Secured Party, change the Grantor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Secured Party may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or applicable foreign trademark registry to the Secured Party.


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                                   ARTICLE IV

              SPECIAL PROVISIONS CONCERNING PATENTS AND COPYRIGHTS

        4.1 Additional Representations and Warranties. The Grantor represents and warrants that it is the true and lawful exclusive owner of all rights in the Patents listed in Exhibit C and in the Copyrights listed in Exhibit D, that said Patents constitute all the U.S. patents and applications for U.S. patents that the Grantor now owns and that said Copyrights constitute all the U.S. copyrights that the Grantor now owns. The Grantor represents and warrants that it owns or is licensed to practice under all Patents and Copyrights that it now owns, uses or practices under. The Grantor further warrants that it is aware of no third party claim that any aspect of the Grantor's present or contemplated business operations infringes or will infringe any Patent or any Copyright.

        4.2 Licenses and Assignments. The Grantor hereby agrees not to divest itself of any right under a Patent or Copyright absent prior written approval of the Secured Party.

        4.3 Infringements. The Grantor agrees, promptly upon learning thereof, to furnish the Secured Party in writing with all pertinent information available to the Grantor with respect to any infringement or other violation of the Grantor's rights in any significant Patent or Copyright, or with respect to any claim that practice of any significant Patent or copyright violates any property right of that party. The Grantor further agrees, absent direction of the Secured Party to the contrary, diligently to prosecute any Person infringing any significant Patent or Copyright.

        4.4 Maintenance of Patents. At its own expense, the Grantor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each Patent.

        4.5 Prosecution of Patent Application. At its own expense, the Grantor shall diligently prosecute all applications for U.S. patents listed on Exhibit C, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Secured Party.

        4.6 Other Patents and Copyrights. Within 30 days of acquisition of a U.S. Patent or Copyright, or of filing of an application for a U.S. Patent or Copyright, the Grantor shall deliver to the Secured Party a copy of said Patent or Copyright, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

        4.7 Remedies. If an Event of Default shall occur and be continuing, the Secured Party may, by written notice to the Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of the Grantor in each of the Patents and Copy rights vested, in which event such right, title and interest shall immediately vest in the Secured Party, in which case the Grantor agrees to execute an assignment in form and substance satisfactory to the Grantor of all its right, title and interest to such Patents and Copyrights to the Secured Party; (ii) take and practice or sell the Patents and Copyrights; (iii) direct the Grantor to refrain, in which event the Grantor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and the Grantor shall execute such other and further documents as the Secured Party may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Secured Party.


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                                    ARTICLE V

                      PROVISIONS CONCERNING ALL COLLATERAL

        5.1 Protection of Security Interest. The Grantor will do nothing to impair the rights of the Secured Party in the Collateral. The Grantor shall not sell, convey or otherwise transfer all or any part of the Collateral or any rights therein. The Grantor will at all times keep the Collateral insured in favor of the Secured Party, at its own expense, to the Secured Party's reasonable satisfaction against fire, theft and all other risks to which such Collateral may be subject; all policies or certificates with respect to such insurance shall be endorsed to the Secured Party's satisfaction for the benefit of the Secured Party (including, without limitation, by naming the Secured Party as loss payee) and deposited with the Secured Party. If the Grantor shall fail to insure the Collateral to the Secured Party's reasonable satisfaction, or if the Grantor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Secured Party shall have the right (but shall be under no obligation) to procure such insurance and the Grantor agrees to reimburse the Secured Party for all costs and expenses of procuring such insurance. The Secured Party may apply any proceeds of such insurance when received by it toward the payment of any of the Obligations to the extent the same shall then be due. The Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Grantor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Grantor.

        5.2 Further Actions. The Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Secured Party from time to time such lists, descriptions and designations of its Collateral, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Secured Party deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

        5.3 Financing Statements. The Grantor agrees to execute and deliver to the Secured Party such financing statements, including recordations in the applicable Patent and Mark registries, in form acceptable to the Secured Party, as the Secured Party may from time to time reasonably request or as are necessary or desirable in the opinion of the Secured Party to establish and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and the other rights and security contemplated herein, all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law. The Grantor will pay any applicable filing fees and related expenses. The Grantor hereby authorizes the Secured Party to file any such financing statements or recordations without the signature of the Grantor.


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                                   ARTICLE VI

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

        6.1 Remedies; Obtaining the Collateral Upon Default. The Grantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Secured Party, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

            (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Grantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Grantor;

            (b) instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to render any performance required by the terms of such instrument or agreement directly to the Secured Party;

            (c) sell, assign or otherwise liquidate, or direct the Grantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

            (d) take possession of the Collateral or any part thereof, by directing the Grantor in writing to deliver the same to the Secured Party at any place or places designated by the Secured Party, in which event the Grantor shall at its own expense:

                        (i) promptly cause the same to be moved to the place or
                places so designated by the Secured Party and there be delivered to the Secured Party,

                        (ii) store and keep any Collateral so delivered to the
                Secured Party at such place or places pending further action by the Secured Party as provided in Section 6.2, and

                        (iii) while the Collateral shall be so stored and kept,
                provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that the Grantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by the Grantor of said obligation.

        6.2 Remedies; Disposition of the Collateral. Any Collateral repossessed by the Secured Party under or pursuant to Section 6.1, and any other Collateral whether or not so repossessed by the Secured Party, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the


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Secured Party may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any overhaul or repair which the Secured Party shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than 10 days' prior written notice to the Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Grantor or any nominee of the Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' prior written notice to the Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Secured Party's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in Southern California. To the extent permitted by any such requirement of law, the Secured Party may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this
Section 6.2 without accountability to the Grantor (except to the extent of surplus money received as provided in Section 6.4). If, under mandatory requirements of applicable law, the Secured Party shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Grantor as hereinabove specified, the Secured Party need give the Grantor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

        6.3 Waiver of Claims. Except as otherwise provided in this Agreement, THE GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR THE SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Grantor hereby further waives, to the extent permitted by law:

            (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Secured Party's gross negligence or willful misconduct;

            (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party's rights hereunder; and

            (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and


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against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

        6.4 Application of Proceeds. The proceeds of any Collateral obtained pursuant to Section 6.1 or disposed of pursuant to Section 6.2 shall be applied as follows:

            (a) to the payment of any and all expenses and fees (including reasonable attorneys' fees) incurred by the Secured Party in obtaining, taking possession of, removing, insuring, repairing, storing and disposing of Collateral and any and all amounts incurred by the Secured Party in connection therewith;

            (b) next, any surplus then remaining to the payment of the Obligations in the following order of priority:

                        (i) all interest accrued and unpaid;

                        (ii) the principal amount owing on the Loans; and

                        (iii) all other Obligations then owing;

            (c) if the Commitment is then terminated and no other Obligation is outstanding, any surplus then remaining shall be paid to the Grantor, subject, however, to the rights of the holder of any then existing Lien of which the Secured Party has actual notice (without investigation); provided, that Secured Party shall give written notice to Grantor of such third party Lien;

it being understood that the Grantor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and (b) of this Section
6.4 with respect to the Grantor.

        6.5 Remedies Cumulative. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Grantor and the Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Secured Party would otherwise have. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

        6.6 Discontinuance of Proceedings. In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case the Grantor, the Secured Party and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.


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                                   ARTICLE VII

                                    INDEMNITY

        7.1 Indemnity.

            (a) The Grantor agrees to indemnify, reimburse and hold the Secured Party and its officers, directors, employees, representatives and agents (hereinafter in this Section 7.1 referred to individually as "Indemnitee" and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 7.1 the foregoing are collectively called "expenses") of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or the documents executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any person (including any Indemnitee), or for property damage) or any contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 7.1(a) for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Grantor agrees that upon written notice by any Indemnitee of any assertion that could give rise to an expense, the Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Grantor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 7.1(a), the Grantor agrees to pay, or reimburse the Secured Party for (if the Secured Party shall have incurred fees, costs or expenses because the Grantor shall have failed to comply with its obligations under this Agreement or any other Loan Document), any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Secured Party's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 7.1(a) or (b), the Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Grantor in this Agreement or any of the other Loan Documents or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any of the other Loan Documents.


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            (d) If and to the extent that the obligations of the Grantor under this Section 7.1 are unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

        7.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute obligations secured by the Collateral. The indemnity obligations of the Grantor contained in this Article VII shall continue in full force and effect notwithstanding the full payment of all the Note and all of the other Obligations and notwithstanding the discharge thereof.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        8.1 Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 8.2 of the Loan Agreement.

        8.2 Waiver; Amendment. This Agreement may be charged, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        8.3 Obligations Absolute. The obligations of the Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any of the Loan Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document; (c) any furnishing of any additional security to the Secured Party or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Secured Party; or (d) any invalidity, irregularity or unenforceability of all or part of the Obligations or of any security therefor.

        8.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that (a) the Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party, and (b) prior to the occurrence of an Event of Default and the continuance thereof beyond any applicable grace period, the Secured Party may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Grantor; provided, further, however, that the Secured Party may at any time transfer or assign any of its rights under the Loan Documents to an Affiliate.

        8.5 Headings Descriptive, etc. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. The provisions of Section 1.2 of the Loan Agreement shall apply to this Agreement as if the reference therein to "Agreement" were to this Agreement.

        8.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of California.

        8.7 Grantor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Secured Party shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or with respect to any Collateral.

        8.8 Termination; Release. After the termination of the Loan Agreement, and when all Obligations have been paid in full, this Agreement shall terminate, and the Secured Party, at the request and expense of the Grantor, will execute and deliver to the Grantor the proper instruments (including UCC termination statements) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in possession of the Secured Party and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

        8.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:                                       HOMESEEKERS.COM, INCORPORATED

6490 S. McCarran, Suite D-30
Reno, Nevada 89509                             By:   /s/ Thomas A. Chaffee, Jr.
                                               Title: Sole Director/Acting CEO

Address:                                       FIDELITY NATIONAL FINANCIAL, INC.

4050 Calle Real

Santa Barbara, California  93110               By:    /s/ Marlan Walker
                                               Title: Executive Vice President


                                       11
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                                   EXHIBIT A

                             COMMERCIAL TORT CLAIMS

                                    Exhibit B

                                      MARKS

                                    Exhibit C

                                     PATENTS

                                    Exhibit D

                                   COPYRIGHTS